Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

FORTUNE BRANDS HOME & SECURITY, INC.

(hereinafter called the “Corporation”)

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the board of directors of the Corporation (the “Board”).

Section 1.2. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting in accordance with these amended and restated bylaws of the Corporation (as amended from time to time in accordance with the provisions hereof, these “Bylaws”) shall be held on such date and at such time as shall be designated from time to time by the Board. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 1.3. Special Meetings. Unless otherwise required by law or by the certificate of incorporation of the Corporation (including, without limitation, the terms of any certificate of designation with respect to any series of Preferred Stock), as amended and restated from time to time (the “Certificate of Incorporation”), special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called only by the Chairperson of the Board, the Chief Executive Officer or the Board. The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting.  The Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board.

Section 1.4. Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and time of the meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting. Unless otherwise required by law or the Certificate of Incorporation, written notice of any meeting shall be given either personally, by mail or by electronic transmission (if permitted under the circumstances by the General Corporation Law of the State of Delaware, as amended (the “DGCL”)) not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the Board, the Chairperson of the Board or the Chief Executive Officer, to each stockholder entitled  to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at the stockholder’s address as it appears on the stock transfer books of the Corporation. If notice is given by means of electronic transmission, such notice shall be deemed to be given at the times provided in the DGCL. Any stockholder may waive notice of any meeting before or after the meeting. The attendance of a stockholder at any meeting shall constitute a waiver of notice at such meeting, except where the stockholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders need be specified in any waiver of notice unless so required by law.

Section 1.5. Adjournments. Any meeting of stockholders may be adjourned from time to time to reconvene at the same or some other place by holders of a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, though less than a quorum, or by any officer entitled to preside at or to act as secretary of such meeting, and notice need not be given of any such adjourned meeting if the time and place thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, notice of the adjourned meeting in accordance with the requirements of Section 1.4 of these Bylaws shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 1.6. Quorum. Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to such vote. If a quorum shall not be present or represented at any meeting of stockholders, either the chairperson of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 1.5 of these Bylaws, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Section 1.7. Voting.

(a)Matters Other Than Election of Directors.  Any matter brought before any meeting of stockholders, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority of the voting power of the Corporation’s capital stock present in person or represented by proxy at the meeting and entitled to vote on such matter, voting as a single class, unless the matter is one upon which, by express provision of law, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such matter. Except as provided in the Certificate of Incorporation, every stockholder having the right to vote shall have one vote for each share of stock having voting power registered in such stockholder’s name on the books of the Corporation. Such votes may be cast in person or by proxy as provided in Section 1.10 of these Bylaws. The Board, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(b)Election of Directors.  Except as provided in Section 5.4 of the Certificate of Incorporation, directors shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that nominee’s election at any meeting for the election of directors at which a quorum is present; provided, however, that in a Contested Election of Directors (as defined below) at such a meeting, directors shall be elected by a plurality of the votes cast on the election of directors (instead of by votes cast “for” or “against” a nominee). The term “Contested Election of Directors” shall mean an annual or special meeting of the Corporation with respect to which (i) the secretary of the Corporation (the “Secretary”) receives a notice that a stockholder has nominated or intends to nominate a person for election to the Board in compliance with the requirements for stockholder nominees for director set forth in Section 1.17 of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day before the Corporation first mails its notice of meeting for such meeting to the stockholders. Stockholders shall be entitled to cast votes “against” nominees for director unless plurality voting applies in the election of directors.  If, with respect to an election of directors not constituting a Contested Election of Directors and for which a quorum is present, any incumbent director does not receive a majority of the votes cast, such director shall promptly tender a resignation following certification of the stockholder vote.  Such resignation will be effective only upon the acceptance thereof by the Board.  Such director shall continue in office until such resignation is accepted or, if not accepted, such director’s successor shall have been elected and qualified.  The Nominating and Corporate Governance Committee shall promptly consider the tendered resignation, and a range of possible responses based on the circumstances, if known, that led to the election results, and make a recommendation to the Board on whether to accept or reject the resignation or whether any other action should be taken with respect thereto.  The Board will act on any such recommendation by the Nominating and Corporate Governance Committee within 90 days following certification of the stockholder vote and will promptly publicly disclose its decision and the rationale behind it in a filing with the Securities and Exchange Commission.  Any director who tenders a resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee or Board recommendation or deliberations regarding whether to accept the resignation offer or take other action.  If directors who have tendered resignations constitute a majority of the directors then in office, then, with respect to each tendered resignation, all directors, other than the director who tendered the particular resignation under consideration, may participate in the deliberations and action regarding whether to accept or reject the tendered resignation or to take other action with respect thereto.

Section 1.8. Voting of Stock of Certain Holders. Shares of stock of the Corporation standing in the name of another corporation or entity, domestic or foreign, and entitled to vote may be voted by such officer, agent or proxy as the bylaws or other internal regulations of such corporation or entity may prescribe or, in the absence of such provision, as the board of directors or comparable body of such corporation or entity may determine. Shares of stock of the Corporation standing in the name of a deceased person, a minor, an incompetent or a debtor in a case under Title 11, United States Code, and entitled to vote may be voted by an administrator, executor, guardian, conservator, debtor-in-possession or trustee, as the case may be, either in person or by proxy, without transfer of such shares into the name of the official or other person so voting. A stockholder whose shares of stock of the Corporation are pledged shall be entitled to vote such shares, unless on the transfer records of the Corporation such stockholder has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or the pledgee’s proxy, may vote such shares.

Section 1.9. Treasury Stock. Shares of stock of the Corporation belonging to the Corporation, or to another corporation a majority of the shares entitled to vote in the election of directors of which are held by the Corporation, shall not be voted at any meeting of stockholders of the Corporation and shall not be counted in the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this Section 1.9 shall limit the right of the Corporation to vote shares of stock of the Corporation held by it in a fiduciary capacity.

Section 1.10. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy filed with the Secretary before or at the time of the meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 1.11. No Consent of Stockholders in Lieu of Meeting. Except as otherwise expressly provided by the terms of any series of preferred stock permitting the holders of such series of preferred stock to act by written consent, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and, as specified by the Certificate of Incorporation, the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

Section 1.12. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make or have prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 1.13. Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 1.13 at the adjourned meeting.

Section 1.14. Organization and Conduct of Meetings. The Chairperson of the Board shall act as chairperson of meetings of stockholders. The Board may designate any other officer or director of the Corporation to act as chairperson of any meeting in the absence of the Chairperson of the Board, and the Board may further provide for determining who shall act as chairperson of any stockholders meeting in the absence of the Chairperson of the Board and such designee. The Board may adopt by resolution such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants. Except to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.15. Inspectors of Election. In advance of any meeting of stockholders, the Board, by resolution, the Chairperson of the Board or the Chief Executive Officer shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

Section 1.16. Nature of Business at Meetings of Stockholders.

(a)General.  No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s proxy materials with respect to such meeting given by or at the direction of the Board (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.16 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting, (B) who is entitled to vote at such annual meeting and (C) who complies with the notice procedures set forth in this Section 1.16. In addition to the other requirements set forth in this Section 1.16, a stockholder may not transact any business at an annual meeting unless (1) such stockholder and any beneficial owner on whose behalf such business is proposed (each, a “Proposing Party”) acted in a manner consistent with the representation made in the Business Solicitation Representation (as defined below) and (2) such business is a proper matter for stockholder action under the DGCL. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of stockholders.

(b)Timing of Notice.  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received no more than one hundred twenty (120) days prior to such annual meeting nor less than the later of (i) ninety (90) days prior to such annual meeting and (ii) ten (10) days after the earlier of (A) the day on which notice of the date of the meeting was mailed or (B) the day on which public disclosure of the date of the meeting was made. In no event shall an adjournment of an annual meeting, or a postponement of an annual meeting for which notice has been given, or the public disclosure thereof, commence a new time period for the giving of a stockholder’s notice as described above.

(c)Form of Notice.  To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each matter each Proposing Party proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of each Proposing Party, (iii)(A) the class or series and number of shares of capital stock of the Corporation that are owned, directly or indirectly, beneficially or of record by each Proposing Party or any Stockholder Associated Person (as defined below) and (B) any derivative positions held or beneficially held by each Proposing Party and Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, without limitation, any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, any such Proposing Party or any Stockholder Associated Person with respect to shares of the Corporation (which information described in this clause (iii) shall be supplemented by such Proposing Party not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date); (iv) a description of all arrangements or understandings between each Proposing Party or any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such Proposing Party and any material interest of each Proposing Party and any Stockholder Associated Person in such business; (v) a representation that such Proposing Party intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; (vi) a Business Solicitation Representation (as defined below); and (vii) any other information relating to each Proposing Party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for stockholder proposals pursuant to Section 14 of the Exchange Act or the rules and regulations promulgated thereunder (the “Proxy Rules”).

(d)Definitions.  For purposes of these Bylaws, (i) “Business Solicitation Representation” shall mean, with respect to any Proposing Party, a representation as to whether or not such Proposing Party or any Stockholder Associated Person will deliver a proxy statement and form of proxy to the holders of at least the percentage of the Corporation’s voting shares required under applicable law to adopt such proposed business or otherwise to solicit proxies from stockholders in support of such proposal; (ii) “public disclosure” shall mean disclosure in a press release reported by the Dow Jones

News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and (iii) “Stockholder Associated Person” shall mean, with respect to any Proposing Party or any Nominating Party (as defined below), (A) any person directly or indirectly controlling, controlled by, under common control with or acting in concert with such Proposing Party or (B) any member of such Proposing Party’s immediate family sharing the same household.

(e)Improper Business.  No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 1.16. If the chairperson of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the business was not properly brought before the meeting, and such business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.16, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to propose business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 1.16, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Section 1.17. Nomination of Directors.

(a)General.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right, if any, of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances and except as may otherwise be provided in the Proxy Rules or Section 1.19 below. Nominations of persons for election to the Board may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.17 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting, (B) who is entitled to vote at such meeting and (C) who complies with the notice procedures set forth in this Section 1.17. In addition to the other requirements set forth herein, a stockholder may not present a nominee for election at an annual or special meeting unless such stockholder, and any beneficial owner on whose behalf such nomination is made, acted in a manner consistent with the representations made in the Nominee Solicitation Representation (as defined below).

(b)Timing of Notice.  In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received no more than one hundred twenty (120) days prior to such annual meeting nor less than the later of (A) ninety (90) days prior to such annual meeting and (B) ten (10) days after the earlier of (1) the day on which notice of the date of the meeting was mailed or (2) the day on which public disclosure of the date of the meeting was made; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, no more than ten (10) days after the earlier of (A) the day on which notice of the date of the special meeting was mailed or (B) the day on which public disclosure of the date of the special meeting was made. In no event shall an adjournment of an annual or special meeting, or a postponement of such a meeting for which notice has been given, or the public disclosure thereof, commence a new time period for the giving of a stockholder’s notice as described above. Notwithstanding the foregoing, in the event that the number of directors to be elected to the Board at the annual meeting is increased effective after the time period for which nominations would otherwise be due under this Section 1.17 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.17 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(c)Form of Notice.  To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person; (C) the class or series and number of shares of capital stock (if any) of the Corporation that are owned, directly or indirectly, beneficially or of record by such person; and (D) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors required pursuant to the Proxy Rules; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf such nomination is made (each, a “Nominating Party”) (A) the name and address of each Nominating Party, (B)(1) the class or series and number of shares of capital stock of the Corporation that are owned, directly or indirectly, beneficially or of record by each Nominating Party or any Stockholder Associated Person and (2) any derivative positions held or beneficially held by each Nominating Party and Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, without limitation, any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, any such Nominating Party or any Stockholder Associated Person with respect to shares of the Corporation (which information described in this clause (ii)(B) shall be supplemented by such Nominating Party not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date); (C) a description of all arrangements or understandings between each Nominating Party or any Stockholder Associated Person and each proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are to be made, (D) a representation that such Nominating Party intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (E) a representation (a “Nominee Solicitation Representation”) as to whether or not such Nominating Party or any Stockholder Associated Person will deliver a proxy statement and form of proxy to a number of holders of the Corporation’s voting shares reasonably believed by such Nominating Party to be sufficient to elect its nominee or nominees or otherwise to solicit proxies from stockholders in support of such nominations and (F) any other information relating to each Nominating Party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Proxy Rules. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(d)Defective Nominations.  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.17 or Section 1.19 below. If the chairperson of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the nomination was defective, and such defective nomination shall be disregarded.  Notwithstanding the foregoing provisions of this Section 1.17, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 1.17, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Section 1.18  Exchange Act.  Notwithstanding the provisions of Section 1.16 and Section 1.17 above, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in such sections. Nothing in such sections shall be deemed to affect any rights of (a) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (b) stockholders to request inclusion of nominees in the Corporation’s proxy statement pursuant to the Proxy Rules or Section 1.19 below or (c) the holders of any series of preferred stock to elect directors under specified circumstances.

1.19. Proxy Access for Director Nominations.

(a)Proxy Access Eligibility.  Whenever the Board solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 1.19, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board or any committee thereof, the name, together with the Required Information (as hereinafter defined), of any person nominated for election (the “Stockholder Nominee”) to the Board by a stockholder or group of no more than twenty (20) stockholders that satisfies the requirements of this Section 1.19 (the “Eligible Stockholder”) and that expressly elects at the time of providing the notice required by this Section 1.19 (the “Notice of Proxy Access Nomination”) to have such nominee included in the Corporation’s proxy materials pursuant to this Section 1.19.  For purposes of this Section 1.19, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as hereinafter defined).  The Required Information must be provided with the Notice of Proxy Access Nomination.  Nothing in this Section 1.19 shall limit the Corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the Corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation pursuant to this Section 1.19.

(b)Maximum Number of Stockholder Nominees.  The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 1.19 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%).  In the event that one or more vacancies for any reason occurs on the Board after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced.  The maximum number of Stockholder Nominees provided for in this Section 1.19 for any annual meeting shall be reduced by (i) the number of directors (if any) in office as of the Final Proxy Access Nomination Date who were included in the Corporation’s proxy materials as a Stockholder Nominee for any of the two (2) preceding annual meetings of stockholders (including any individual counted as a Stockholder

Nominee pursuant to the immediately succeeding sentence) and whom the Board decides to nominate for re-election to the Board at such annual meeting and (ii) the number of individuals (if any) who will be included in the Corporation’s proxy statement as nominees recommended by the Board pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in a connection with an acquisition of capital stock from the Corporation by such stockholder or group of stockholders).  For purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 1.19 has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (A)  any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 1.19 whose nomination is subsequently withdrawn, and (B) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 1.19 whom the Board decides to nominate for election to the Board.

Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 1.19 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials.  In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 1.19 exceeds the maximum number of Stockholder Nominees provided for in this Section 1.19, the highest ranking Stockholder Nominee who meets the requirements of this Section 1.19 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of stock of the Corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination.  If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 1.19 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 1.19 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(c)Required Shares and Minimum Holding Period.  In order to make a nomination pursuant to this Section 1.19, an Eligible Stockholder must have continuously owned (as hereinafter defined) for at least three (3) years as of the date the Notice of Proxy Access Nomination is delivered to the Secretary of the Corporation in accordance with this Section 1.19 (the “Minimum Holding Period”) a number of shares of stock of the Corporation that represents at least three percent (3%) of the voting power of the shares of stock of the Corporation entitled to vote in the election of directors (the “Required Shares”), and must continue to own the Required Shares through the date of the annual meeting.  For purposes of this Section 1.19, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of stock of the Corporation as to which the stockholder possesses both:

(i)the full voting and investment rights pertaining to the shares, and

(ii)the full economic interest in (including the opportunity for profit from and risk of loss on) such shares, provided that the number of shares calculated in accordance with the immediately preceding clauses (i) and (ii) shall not include any shares: (A)  sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B)  borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (C)  subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding stock of the Corporation, if, in any such case, such instrument or agreement has, or is intended to have, the purpose or effect of: (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate.

A  stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.  A person’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the person has the power to recall such loaned shares on five (5) business days’ notice or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder.  The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.  Whether outstanding shares of the stock of the Corporation are “owned” for these purposes shall be determined by the Board or any committee thereof.  For purposes of this Section 1.19, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(d)Requirements for a Group.

(i)Whenever the Eligible Stockholder consists of a group of stockholders: (A) a group of funds under common management and control shall be treated as one stockholder, (B) each provision in this Section 1.19 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund that is a member of a group of funds treated as one stockholder) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition), (C) a breach of any obligation, agreement or representation under this Section 1.19 by any member of such group shall be deemed a breach by the Eligible Stockholder, and (D) the Notice of Proxy Access Nomination must designate one member of the group for purposes of receiving communications, notices and inquiries from the Corporation and otherwise authorize such member to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 1.19 (including withdrawal of the nomination).

(ii)Whenever the Eligible Stockholder consists of a group of stockholders aggregating their shareholdings in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition in clause (c) of this Section 1.19: (A) such ownership shall be determined by aggregating the lowest number of shares continuously owned by each such stockholder during the Minimum Holding Period, and (B) the Notice of Proxy Access Nomination must indicate, for each such stockholder, such lowest number of shares continuously owned by such stockholder during the Minimum Holding Period.

(iii)Any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder must, within five (5) business days after the date of the Notice of Proxy Access Nomination, provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.  For the avoidance of doubt, a stockholder may withdraw from a group of stockholders constituting an Eligible Stockholder at any time prior to the annual meeting and if, as a result of such withdrawal, the Eligible Stockholder no longer owns the Required Shares, the nomination shall be disregarded as provided in clause (j)(1)(H) of this Section 1.19.

(e)Deadline for Notice of Proxy Access Nomination.  Nominations by stockholders pursuant to this Section 1.19, must be made pursuant to timely notice to the Secretary of the Corporation in accordance with this Section 1.19.  To be timely, a Notice of Proxy Access Nomination must be delivered to or mailed to and received by the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred fiftieth (150) day nor later than the close of business on the one hundred twentieth (120) day prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first made available to stockholders in connection with the preceding year’s annual meeting;  provided,  however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70)  days after such anniversary date, a Notice of Proxy Access Nomination to be timely must be received not earlier than the close of business on the one hundred fiftieth (150) day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth (120) day prior to such annual meeting or the tenth (10) day following the date on which notice of the date of the meeting was mailed or public disclosure (as defined in Section 1.16(d)) of the meeting was made, whichever first occurs.  In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 1.19.

(f)Requirements for Notice of Proxy Access Nomination. To be in proper form for purposes of this Section 1.19, the Notice of Proxy Access Nomination must include or be accompanied by the following:

(i)the information and representations that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 1.17(c) of these Bylaws,

(ii)the written consent of each Stockholder Nominee to be named in the proxy statement as a nominee and to serve as a director if elected, in form and substance reasonably satisfactory to the Corporation,

(iii)in form and substance reasonably satisfactory to the Corporation, one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date for determining the stockholders entitled to receive notice of the annual meeting, which statements must be provided within five (5) business days after the record date,

(iv)a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act,

(v)a representation in form and substance reasonably satisfactory to the Corporation that the Eligible Stockholder: (A) will continue to hold the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 1.19, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board, (E) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, (G) will file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act, and (H) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make such information, in light of the circumstances under which it was or will be made or provided, not misleading,

(vi)an undertaking in form and substance reasonably satisfactory to the Corporation that the Eligible Stockholder agrees to: (A) assume all liability stemming from any legal or regulatory violation arising out of communications with the stockholders of the Corporation by the Eligible Stockholder, its affiliates and associates or their respective agents and representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 1.19, or out of the facts, statements or other information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the Corporation in connection with the inclusion of such Stockholder Nominee(s) in the Corporation’s proxy materials, and (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 1.19, and

(vii)a written representation and agreement in form and substance reasonably satisfactory to the Corporation from each Stockholder Nominee that such Stockholder Nominee: (A)  is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected as a director of the Corporation, with such Stockholder Nominee’s fiduciary duties under applicable law, (B) has not been during the past three (3) years, is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Stockholder Nominee that has not been disclosed to the Corporation, and is not and will not become a party to any agreement, arrangement or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director, (C)  has read, would be in compliance with if elected as a director of the Corporation and will comply with the Corporation’s code of business conduct, corporate governance guidelines, share ownership guidelines, insider trading policy, confidentiality and any other policies or guidelines of the Corporation applicable to directors, and (D) will make such other acknowledgments, enter into such agreements and provide such information as the Board requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors.

(g)Additional Information that May be Required.  In addition to the information required pursuant to clause (f) of this Section 1.19 or any other provision of these ByLaws, the Corporation also may require each Stockholder Nominee to furnish any other information: (i) that may reasonably be requested by the Corporation to determine whether the Stockholder Nominee would be independent under the rules and listing standards of the principal United States securities exchange(s) upon which the common stock of the Corporation is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors (collectively, the “Independence Standards”), (ii) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee, or (iii) that may reasonably be required to determine the eligibility of such Stockholder Nominee to serve as a director of the Corporation.

(h)Supporting Statement. The Eligible Stockholder may, at its option, provide to the Secretary of the Corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (a “Supporting Statement”).  Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s).  Notwithstanding anything to the contrary contained in this Section 1.19, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it believes would violate any applicable law or regulation.

(i)Eligible Stockholder and Stockholder Nominee Duty to Update. In the event that any information provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make such information, in light of the circumstances under which it was made or provided, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing such notification shall not be deemed to cure any such defect or limit the remedies available to the Corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 1.19).  In addition, any person providing any information pursuant to this Section 1.19 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting and as of the date that is ten (10) business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven (7) business days prior to the date of the annual meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).

(j)Other Reasons to Exclude Stockholder Nominee.

(i)Notwithstanding anything to the contrary contained in this Section 1.19, the Corporation shall not be required to include, pursuant to this Section 1.19, a Stockholder Nominee in its proxy materials: (A) for any meeting of stockholders for which the Secretary of the Corporation receives notice that the Eligible Stockholder or any other stockholder intends to nominate one or more persons for election to the Board pursuant to the advance notice requirements for stockholder nominees set forth in Section 1.17 of these Bylaws, (B) if such Stockholder Nominee would not be an independent director under the Independence Standards, as determined by the Board or any committee thereof, (C) if such Stockholder Nominee’s election as a member of the Board would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal United States securities exchange(s) upon which the common stock of the Corporation is listed or traded, or any applicable state or federal law, rule or regulation, (D) if such Stockholder Nominee is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (E) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (F) if such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (G) if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee provides any facts, statements or other information to the Corporation or its stockholders required or requested pursuant to this Section 1.19 that is not true and correct in all material respects or that omits a material fact necessary to make such information, in light of the circumstances in which it is made or provided, not misleading, or (H) if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations pursuant to this Section 1.19.

(ii)Notwithstanding anything to the contrary contained in this Section 1.19,  if either: (A) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its or their obligations, agreements or representations under this Section 1.19, or (B) the Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 1.19 or dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the Corporation, in each case under this clause (ii)  as determined by the Board, any committee thereof or the chairperson of the annual meeting, then: (1) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (2) the Corporation shall not be required to include in its proxy materials for that annual meeting any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder, and (3) the Board or the chairperson of the annual meeting shall declare such nomination to be invalid, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation and the named proxies will not vote any proxies received from stockholders with respect to such Stockholder Nominee.

In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 1.19, such nomination shall be disregarded as provided in the immediately preceding clause (3).

(k)Resubmission of Stockholder Nominee. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty five percent (25%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 1.19 for the next two (2) annual meetings of stockholders.

(l)Exclusivity. This Section 1.19 provides the exclusive method for a stockholder to include nominees for election to the Board in the Corporation’s proxy materials.

ARTICLE II

DIRECTORS

Section 2.1. Number. The number of directors that shall constitute the entire Board shall not be less than five (5) nor more than fifteen (15). Within such limit, the number of members of the entire Board shall be fixed, from time to time, exclusively by the Board, subject to the rights of the holders of preferred stock with respect to the election of directors, if any.

Section 2.2. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation required to be exercised or done by the stockholders.

Section 2.3. Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as may from time to time be determined by the Board. Special meetings of the Board may be called by the Chairperson of the Board (if there be one), the Chief Executive Officer or the Board and shall be held at such place, on such date and at such time as he, she or they shall specify.

Section 2.4. Notice. Notice of any meeting of the Board stating the place, date and time of the meeting shall be given to each director by mail posted not less than five (5) days before the date of the meeting, by nationally recognized overnight courier deposited not less than two (2) days before the date of the meeting or by email, facsimile or other means of electronic communication delivered or sent not less than twenty-four (24) hours before the date and time of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. If mailed or sent by overnight courier, such notice shall be deemed to be given at the time when it is deposited in the United States mail with first class postage prepaid or deposited with the overnight courier. Notice by facsimile or other electronic transmission shall be deemed given when the notice is transmitted. Any director may waive notice of any meeting before or after the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where the director attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in any notice or waiver of notice of such meeting, unless so required by law.

Section 2.5. Organization. At each meeting of the Board, the Chairperson of the Board, or, in the Chairperson’s absence, a director chosen by a majority of the directors present, shall act as chairperson. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an assistant secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all assistant secretaries, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.6. Resignations and Removals of Directors. Any director of the Corporation may resign at any time, by giving notice in writing or by electronic transmission to the Chairperson of the Board, the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the occurrence of some other event, and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Subject to the rights of holders of any series of preferred stock with respect to the election of directors, a director may be removed from office by the stockholders of the Corporation only for cause.

Section 2.7. Quorum. At all meetings of the Board, a majority of directors constituting the Board shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 2.8. Actions of the Board by Written Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all the members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission are filed with the minutes of proceedings of the Board or committee.

Section 2.9. Telephonic Meetings. Members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.9 shall constitute presence in person at such meeting.

Section 2.10. Committees. The Board may designate one or more committees, each committee to consist of two or more of the directors of the Corporation and, to the extent permitted by law, to have and exercise such authority as may be provided for in the resolutions creating such committee, as such resolutions may be amended from time to time. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member. Each committee shall keep regular minutes and report to the Board when required. A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have power at any time to fill vacancies in, to change the membership of or to dissolve any such committee.

Section 2.11. Compensation. The Board shall have the authority to fix the compensation of directors. The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board or any committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for service as director or committee member, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Directors who are full-time employees of the Corporation shall not receive any compensation for their service as director.

Section 2.12. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if:

(a) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee that authorizes the contract or transaction.

ARTICLE III

OFFICERS

Section 3.1. General. The officers of the Corporation shall be chosen by the Board and shall be a Chief Executive Officer, a principal financial officer, a principal accounting officer, a Secretary and a Treasurer. The Board, in its discretion, may also choose a Chairperson of the Board (who must be a director), a Vice Chairperson of the Board (who must be a director), a President, a Controller and one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as the Board from time to time may deem proper. Any two or more offices may be held by the same person. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairperson of the Board or the Vice Chairperson of the Board, need such officers be directors of the Corporation.

Section 3.2. Election; Term. The Board, at its first meeting held after each annual meeting of stockholders, as necessary, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board, and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer may be removed at any time by the Board. Any officer may resign upon notice given in writing or electronic transmission to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the occurrence of some other event. Any vacancy occurring in any office of the Corporation shall be filled in the manner prescribed in this Article III for the regular election to such office.

Section 3.3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer or any other officer authorized to do so by the Board, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board may, by resolution, from time to time confer like powers upon any other person or persons.

Section 3.4. Chairperson of the Board of Directors. Unless otherwise determined by the Board, the Chairperson of the Board shall be the Chief Executive Officer.  The Chairperson of the Board, if there be one, shall preside at all meetings of stockholders and of the Board. The Chairperson of the Board shall perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board.

Section 3.5. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board, have general supervision of  the business of the Corporation and shall direct the affairs and policies of the Corporation. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws or by the Board.

Section 3.6. Vice Chairperson, President, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. The Vice Chairperson (if any), President (if any), Executive Vice Presidents (if any), Senior Vice Presidents (if any) and such other Vice Presidents as shall have been chosen by the Board shall have such powers and shall perform such duties as shall be assigned to them by the Board.

Section 3.7. Secretary. The Secretary shall give the requisite notice of meetings of stockholders and directors and shall record the proceedings of such meetings, shall have the custody of the seal of the Corporation and shall affix it or cause it to be affixed to such instruments as require the seal and attest it and, besides the Secretary’s powers and duties prescribed by law, shall have such other powers and perform such other duties as shall at any time be assigned to such officer by the Board.

Section 3.8. Treasurer. The Treasurer shall have charge of the funds and securities of the Corporation and shall have such other powers and perform such other duties as shall at any time be assigned to such officer by the Board.

Section 3.9. Assistant Secretaries. Assistant Secretaries, if there be any, shall assist the Secretary in the discharge of the Secretary’s duties, shall have such powers and perform such other duties as shall at any time be assigned to them by the Board and, in the absence or disability of the Secretary, shall perform the duties of the Secretary’s office, subject to the control of the Board.

Section 3.10. Assistant Treasurers. Assistant Treasurers, if there be any, shall assist the Treasurer in the discharge of the Treasurer’s duties, shall have such powers and perform such other duties as shall at any time be assigned to them by the Board and, in the absence or disability of the Treasurer, shall perform the duties of the Treasurer’s office, subject to the control of the Board.

Section 3.11. Other Officers. Such other officers as the Board may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board.

The Board may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE IV

STOCK

Section 4.1. Uncertificated Shares. Unless otherwise provided by resolution of the Board, each class or series of shares of the Corporation’s capital stock shall be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form. Shares shall be transferable only on the books of the Corporation by the holder thereof in person or by attorney upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with the customary procedures for transferring shares in uncertificated form.

Section 4.2. Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto.

Section 4.3. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 4.4. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board.

ARTICLE V

MISCELLANEOUS

Section 5.1. Contracts. The Board may authorize any officer or officers or any agent or agents to enter into any contract or execute and deliver any instrument or other document in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 5.2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

Section 5.3. Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December in each year or on such other day as may be fixed from time to time by resolution of the Board.

Section 5.4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 5.5. Offices. The Corporation shall maintain a registered office inside the State of Delaware and may also have other offices outside or inside the State of Delaware. The books of the Corporation may be kept (subject to any applicable law) outside the State of Delaware at the principal executive offices of the Corporation or at such other place or places as may be designated from time to time by the Board.

ARTICLE VI

AMENDMENTS

Section 6.1. Amendments. These Bylaws may also be adopted, amended, altered or repealed by the Board or by the stockholders by the affirmative vote of the holders of at least 75% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

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Adopted as of February 23, 2021

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